Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 2, 2021 (except for the last paragraph of Note 1, as to which the date is September 8, 2021), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-259061) and related Prospectus of DiCE Molecules Holdings, LLC for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California
September 8, 2021

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